Exhibit 99.1

Uroplasty Reports Record Revenue in Fiscal Third Quarter

~ Global Urgent PC Sales Up 14.5% ~
~ Proposed Merger with Vision-Sciences to Expand Innovation in Product Portfolio ~

MINNEAPOLIS, January 22, 2015 -- Uroplasty, Inc. (NASDAQ: UPI), a medical device company that develops, manufactures and markets innovative proprietary products to treat voiding dysfunctions, today reported financial results for the fiscal 2015 third quarter ended December 31, 2014.

Global revenue for the Company’s Urgent® PC Neuromodulation System grew 14.5% to $4.4 million, a new quarterly revenue record, as compared to $3.9 million in the third quarter of the prior year.  Global Macroplastique sales were $2.0 million during the third quarter as compared to $2.3 million in the third quarter of fiscal 2014.  Total revenue for the third quarter of fiscal 2015 was $6.7 million, a 4.2% increase from the same quarter in the prior year. The impact of changes in foreign currency exchange rates negatively impacted revenue by approximately $0.1 million. Adjusting for the negative impact of foreign currency exchange rates, year-over-year total revenue growth would have been 5.7% in the fiscal third quarter, and Urgent PC revenue growth would have been 15.5%.

On December 22, 2014, the Company and Vision-Sciences, Inc. announced that they had entered into an agreement and plan of merger under which the two companies will combine in an all-stock transaction to create a new medical device company to be named Cogentix Medical, Inc.  The proposed merger is expected to be completed in the first half of calendar 2015, subject to shareholder and other customary approvals.  The combined company is expected to generate revenue growth between 10% and 14% in its first fiscal year beginning on April 1, 2015.  Once the existing Uroplasty sales team is fully trained on Vision-Sciences' EndoSheath technology platform, the combined company is expected to achieve sustainable annual revenue growth of 15% beginning with its second fiscal year.

“Third quarter and year-to-date revenue growth for Urgent PC illustrates the ability of our sales organization to penetrate the urology market with innovative technologies that address key needs of our physician customers,” said Rob Kill, President and Chief Executive Officer of Uroplasty. “Our team’s execution during our fiscal third quarter gives us a high level of confidence about the potential to accelerate EndoSheath sales in the in-office urology market once we complete the proposed merger with Vision-Sciences.  With more than five million units sold and zero reported cases of cross contamination, we believe that EndoSheath should be the standard of care for endoscopic applications, and our team fully intends to turn this efficacy leadership into market leadership,” added Mr. Kill.

In the fiscal third quarter, the Company achieved a gross margin of 88.3%, 50 basis points higher than the 87.8% gross margin in the same quarter one year ago.  Operating expenses for the period totaled $8.0 million compared to $6.3 million in the same quarter last year and includes approximately $820,000 of transaction expenses incurred in the third quarter associated with the proposed Vision-Sciences merger.

The operating loss of $2.1 million in the fiscal third quarter compares with a $0.7 million operating loss in the same quarter last year.  Excluding non-cash charges for share-based compensation and depreciation and amortization expense, the non-GAAP operating loss was $1.5 million ($0.7 million excluding merger related costs) in the third quarter of fiscal 2015, compared with a $0.3 million non-GAAP operating loss in the year ago period.

The loss per diluted share of $0.10 in the fiscal third quarter compares to a loss per diluted share of $0.03 in the same quarter last year.  Excluding merger related costs, the non-GAAP loss per diluted share in the third quarter of fiscal 2015 was $0.06.

For the nine-month period ended December 31, 2014, global revenue from Urgent PC increased 17.1% to $12.7 million.  Total revenue grew 7.1% to $19.5 million.  At December 31, 2014, cash, cash equivalents and cash investments totaled $8.7 million.  During the third quarter, the Company used $0.7 million in cash for operations.

For the fourth quarter of fiscal 2015, the Company currently expects Urgent PC sales to grow approximately 15% over the same quarter of the prior fiscal year and currently expects global Macroplastique sales to be approximately $2.0 million, which is consistent with the revenue generated from this product line over the prior four quarters.  Total fiscal year 2015 revenue is now expected to be in a range from $26.5 million to $26.8 million.

Conference Call
Uroplasty will host a conference call and webcast today at 4:30 p.m. Eastern Time (3:30 p.m. Central Time) to discuss these results. Rob Kill, President and Chief Executive Officer, and Brett Reynolds, Chief Financial Officer, will host the call. Individuals wishing to participate in the conference call should dial 888-523-1225. No passcode is necessary.  To access a live webcast of the call, go to Uroplasty’s website at www.uroplasty.com and click on the Investor Relations section.

An audio replay will be available for 30 days following the call at 888-203-1112 with the passcode 2270603.  An archived webcast will also be available at investor.uroplasty.com.

About Uroplasty
Uroplasty, Inc., headquartered in Minnetonka, Minnesota, with wholly-owned subsidiaries in The Netherlands and the United Kingdom, is a global medical device company that develops, manufactures and markets innovative proprietary products for the treatment of voiding dysfunctions. Uroplasty’s focus is the continued commercialization of its Urgent® PC Neuromodulation System, which Uroplasty believes is the only commercially available, FDA-cleared device that delivers percutaneous tibial nerve stimulation (PTNS) for the office-based treatment of overactive bladder (OAB).  OAB is a chronic condition that affects approximately 42 million U.S. adults.  The symptoms include urinary urgency, frequency and urge incontinence.  Uroplasty also offers Macroplastique®, an injectable urethral bulking agent for the treatment of adult female stress urinary incontinence primarily due to intrinsic sphincter deficiency.  For more information on Uroplasty and its products, please visit Uroplasty, Inc. at www.uroplasty.com.

Important Additional Information and Where to Find It

In connection with the proposed merger, Vision-Sciences plans to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Uroplasty and Vision-Sciences that also constitutes a prospectus of Vision-Sciences.  Uroplasty and Vision-Sciences will make the joint proxy statement/prospectus available to their respective shareholders. Investors are urged to read the joint proxy statement/prospectus when it becomes available, because it will contain important information. The registration statement, definitive joint proxy statement/prospectus and other documents filed by Uroplasty and Vision-Sciences with the SEC will be available free of charge at the SEC’s website (www.sec.gov) and from Uroplasty and Vision-Sciences. Requests for copies of the joint proxy statement/prospectus and other documents filed by Uroplasty with the SEC may be made by contacting Brett Reynolds, Senior Vice President, Chief Financial Officer by phone at (952) 426-6152 or by email at brett.reynolds@uroplasty.com, and request for copies of the joint proxy statement/prospectus and other documents filed by Vision-Sciences may be made by contacting Gary Siegel, Vice President, Finance by phone at (845) 848-1085 or by email at gary.siegel@visionsciences.com.

Participants in the Solicitation

Uroplasty, Vision-Sciences, their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Uroplasty’s and Vision-Sciences’ respective shareholders in connection with the proposed transaction.  Information about the directors and executive officers of Uroplasty and their ownership of Uroplasty stock is set forth in Uroplasty’s annual report on Form 10-K for the fiscal year ended March 31, 2014,  and its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on July 22, 2014. Information regarding Vision-Sciences’ directors and executive officers is contained in Vision-Sciences’ annual report on Form 10-K for the fiscal year ended March 31, 2014 and its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on June 17, 2014. These documents can be obtained free of charge from the sources indicated above. Certain directors, executive officers and employees of Uroplasty and Vision-Sciences may have direct or indirect interest in the transaction due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the participants in the solicitation of Uroplasty and Vision-Sciences shareholders will be included in the joint proxy statement/prospectus filed with the SEC.

Cautionary Statements Related to Forward-Looking Statements

This press release includes forward-looking statements.  These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning.  Forward-looking statements in this press release include, but are not limited to, statements about the benefits of the transaction; expected revenue growth rates; the expected timing of the completion of the transaction; and the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services.  Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement.  Applicable risks and uncertainties include, among others, uncertainties as to the timing of the transaction; uncertainties as to whether Uroplasty shareholders and Vision-Sciences shareholders will approve the transaction; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived; the risk that shareholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; other business effects, including the effects of industry, economic or political conditions outside of either company’s control; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of Uroplasty and Vision-Sciences may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption following completion of the transaction, including adverse effects on employee retention and on each company’s respective business relationships with third parties; transaction costs; actual or contingent liabilities; the adequacy of the combined company’s capital resources; and the risks identified under the heading “Risk Factors” in Uroplasty’s Annual Report on Form 10-K, for the fiscal year ended March 31, 2014, filed with the Securities and Exchange Commission (“SEC”) on June 9, 2014, and Vision-Sciences’ Annual Report on Form 10-K for the fiscal year ended March 31, 2014, filed with the SEC on May 30, 2014, as well as both companies’ subsequent Quarterly Reports on Form 10-Q and other information filed by each company with the SEC.  Uroplasty and Vision-Sciences caution investors not to place considerable reliance on the forward-looking statements contained in this press release.  You are encouraged to read Uroplasty’s and Vision-Sciences’ filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this release, and Uroplasty and Vision-Sciences undertake no obligation to update or revise any of these statements.  Uroplasty’s and Vision-Sciences’ businesses are subject to substantial risks and uncertainties, including those referenced above.  Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

For Further Information:
Uroplasty, Inc.
Brett Reynolds, SVP and CFO
952-426-6152

EVC Group
Doug Sherk/Brian Moore (Investors)
415-652-9100/310-579-6199
Janine McCargo (Media)
646-688-0425

UROPLASTY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2014	2013	2014	2013

Net sales	$6,666,905	$6,398,675	$19,506,164	$18,216,391
Cost of goods sold	778,406	778,267	2,322,942	2,268,156

Gross profit	5,888,499	5,620,408	17,183,222	15,948,235

Operating expenses
General and administrative	2,283,333	1,194,882	5,148,998	5,166,255
Research and development	665,539	526,224	2,226,018	1,434,647
Selling and marketing	5,015,916	4,546,100	15,107,241	13,496,593
Amortization	7,584	7,873	24,136	22,347
	7,972,372	6,275,079	22,506,393	20,119,842

Operating loss	(2,083,873)	(654,671)	(5,323,171)	(4,171,607)

Other income (expense)
Interest income	1,761	3,836	6,606	18,576
Interest expense	(250)	-	(250)	-
Foreign currency exchange gain (loss)	(2,038)	(506)	(3,317)	(4,540)
	(527)	3,330	3,039	14,036

Loss before income taxes	(2,084,400)	(651,341)	(5,320,132)	(4,157,571)

Income tax expense	20,938	19,491	55,785	50,033

Net loss	$(2,105,338)	$(670,832)	$(5,375,917)	(4,207,604)

Basic and diluted net loss per common share	$(0.10)	$(0.03)	$(0.25)	$(0.20)

Weighted average common shares outstanding:
Basic and diluted	21,663,924	21,258,736	21,683,892	21,035,874

UROPLASTY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31, 2014	March 31, 2014

Assets
Current assets:
Cash and cash equivalents	$8,703,789	$8,681,609
Short-term investments	-	3,451,086
Accounts receivable, net	2,567,403	2,875,275
Inventories	437,471	517,217
Other	449,046	507,299
Total current assets	12,157,709	16,032,486

Property, plant, and equipment, net	946,726	997,609
Intangible assets, net	95,845	119,980
Prepaid pension assets	-	855
Deferred tax assets	127,625	150,116
Total assets	$13,327,905	$17,301,046

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,193,692	$904,879
Current portion – deferred rent	-	2,917
Current portion – capital lease obligation	4,434	-
Income tax payable	23,729	21,922
Accrued liabilities:
Compensation	2,199,586	1,999,966
Other	394,732	479,373

Total current liabilities	3,816,173	3,409,057

Deferred rent – less current portion	26,644	171
Capital lease obligation – less current portion	18,411	-
Long-term incentive plan	131,907	-
Accrued pension liability	543,934	678,118

Total liabilities	4,537,069	4,087,346

Total shareholders’ equity	8,790,836	13,213,700

Total liabilities and shareholders’ equity	$13,327,905	$17,301,046

UROPLASTY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended
	December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(5,375,917)	$(4,207,604)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	207,011	267,369
Loss (gain) on disposal of equipment	161	(5,000)
Amortization of premium on marketable securities	311	7,562
Share-based compensation expense	1,077,928	1,210,201
Long-term incentive plan	131,907	-
Deferred income tax expense	5,129	3,245
Deferred rent	23,556	(27,790)
Changes in operating assets and liabilities:
Accounts receivable, net	220,002	79,428
Inventories	73,626	255,207
Other current assets	48,142	16,868
Accounts payable	295,113	21,724
Accrued compensation	212,259	274,139
Accrued liabilities	(59,459)	(120,881)
Accrued pension liability	(56,226)	(39,011)
Net cash used in operating activities	(3,196,457)	(2,264,543)

Cash flows from investing activities:
Proceeds from maturity of available-for-sale instruments	3,450,000	2,750,000
Proceeds from held-to-maturity instruments	-	4,180,000
Purchases of property, plant and equipment	(206,498)	(221,769)
Proceeds from sale of property, plant and equipment	3,104	6,773
Payments for intangible assets	-	(41,300)
Net cash provided by investing activities	3,246,606	6,673,704

Cash flows from financing activities:
Proceeds from exercise of stock options	67,850	172,485
Net cash provided by financing activities	67,850	172,485

Effect of exchange rates on cash and cash equivalents	(95,819)	48,741

Net increase in cash and cash equivalents	22,180	4,630,387

Cash and cash equivalents at beginning of period	8,681,609	3,533,864

Cash and cash equivalents at end of period	$8,703,789	$8,164,251

Supplemental disclosure of cash flow information:
Cash paid during the period for income tax	$56,144	$34,640

Non-GAAP Financial Measures:  The following table reconciles our operating loss calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”) to non-GAAP financial measures that exclude non-cash charges for share-based compensation, long-term incentive plan, depreciation and amortization from gross profit, operating expenses and operating loss.  The non-GAAP financial measures used by management and disclosed by us are not a substitute for, nor superior to, financial measures and consolidated financial results calculated in accordance with GAAP, and you should carefully evaluate our reconciliations to non-GAAP.  We may calculate our non-GAAP financial measures differently from similarly titled measures used by other companies.  Therefore, our non-GAAP financial measures may not be comparable to those used by other companies.  We have described the reconciliations of each of our non-GAAP financial measures described above to the most directly comparable GAAP financial measures.

We use these non-GAAP financial measures, and in particular non-GAAP operating loss, for internal managerial purposes because we believe such measures are one important indicator of the strength and the operating performance of our business.  Analysts and investors frequently ask us for this information.  We believe that they use these measures to evaluate the overall operating performance of companies in our industry, including as a means of comparing period-to-period results and as a means of evaluating our results with those of other companies.

Our non-GAAP operating loss during the three months ended December 31, 2014 and 2013 was approximately $1,469,000 and $277,000, respectively.  The increase in non-GAAP operating loss for the three months ended December 31, 2014 over the corresponding period a year ago is attributed to the increase in operating spending and business development expenses, partially offset by the increase in net sales and gross profit percent. Expenses related to business development activity in the quarter were $820,000. Our non-GAAP operating loss during the nine months ended December 31, 2014 and 2013 was $3,906,000 and $2,695,000, respectively.  The increase in the non-GAAP operating loss for the nine months ended December 31, 2014 is attributed to an increase in operating and business development expenses, partially offset by the increase in net sales and gross profit percent.

		Expense Adjustments
(dollar amounts in thousands)	GAAP	Share-based Compensation	Long-term Incentive Plan	Depreciation	Amortization	Non-GAAP
Three Months Ended December 31, 2014
Gross Profit	$5,888	$11	$-	$4	$-	$5,903
% of sales	88.3%					88.6%
Operating Expenses
General & administrative	2,282	(313)	(132)	(36)	-	1,801
Research and development	666	(11)	-	-	-	655
Selling and marketing	5,016	(81)	-	(19)	-	4,916
Amortization	8	-	-	-	(8)	-
	7,972	(405)	(132)	(55)	(8)	7,372
Operating Loss	$(2,084)	$416	$132	$59	$8	$(1,469)

Three Months Ended December 31, 2013
Gross Profit	$5,620	$6	$-	$8	$-	$5,634
% of sales	87.8%					88.1%
Operating Expenses
General & administrative	1,195	(197)	-	(50)	-	948
Research and development	526	(11)	-	(1)	-	514
Selling and marketing	4,546	(75)	-	(22)	-	4,449
Amortization	8	-	-	-	(8)	-
	6,275	(283)	-	(73)	(8)	5,911
Operating Loss	$(655)	$289	$-	$81	$8	$(277)

		Expense Adjustments
(dollar amounts in thousands)	GAAP	Share-based Expense	Long-term Incentive Plan	Depreciation	Amortization	Non-GAAP
Nine Months Ended December 31, 2014
Gross Profit	$17,183	$36	$-	$13	$-	$17,232
% of sales	88.1%					88.3%
Operating Expenses
General & administrative	5,149	(755)	(132)	(111)	-	4,151
Research and development	2,226	(41)	-	(2)	-	2,183
Selling and marketing	15,107	(246)	-	(57)	-	14,804
Amortization	24	-	-	-	(24)	-
	22,506	(1,042)	(132)	(170)	(24)	21,138
Operating Loss	$(5,323)	$1,078	$132	$183	$24	$(3,906)

Nine Months Ended December 31, 2013
Gross Profit	$15,948	$20	$-	$26	$-	$15,994
% of sales	87.5%					87.8%
Operating Expenses
General & administrative	5,166	(952)	-	(153)	-	4,061
Research and development	1,435	(36)	-	(3)	-	1,396
Selling and marketing	13,497	(202)	-	(63)	-	13,232
Amortization	22	-	-	-	(22)	-
	20,120	(1,190)	-	(219)	(22)	18,689
Operating Loss	$(4,172)	$1,210	$-	$245	$22	$(2,695)